Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of June 9, 2009, (this “Supplemental Indenture”), among AMC Entertainment, Inc. (together with its successors and assigns, the “Company”), each Guarantor under the Indenture referred to below and set forth on the signature pages hereto (which represent all of the currently existing Guarantors), and HSBC Bank USA, National Association, as Trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of August 18, 2004 (the “Base Indenture”), as supplemented by (i) the First Supplemental Indenture, dated as of December 23, 2004 (the “First Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee; (ii) the Second Supplemental Indenture, dated as of January 26, 2006 (the “Second Supplemental Indenture), among the Company, the Guarantors named therein and the Trustee; and (iii) the Third Supplemental Indenture, dated as of April 20, 2006 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the issuance of 8 5/8% Senior Notes due 2012 of the Company (the “Securities”);

WHEREAS, this Supplemental Indenture is being executed pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement, dated May 26, 2009 (the “Statement”), and the related Letter of Transmittal and Consent;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture “with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities)”, subject to certain exceptions specified in Section 9.02 of the Indenture;

WHEREAS, the parties hereto are entering into this Supplemental Indenture to (i) eliminate certain definitions and references to definitions contained in Sections 1.01 and 1.02, respectively, of the Indenture; (ii) amend Section 3.03 of the Indenture to reduce the required number of days in advance of a redemption date by which notice of a redemption is required to be given by the Company to the Holders; (iii) eliminate certain restrictive covenants contained in Article 4 of the Indenture; (iv) eliminate certain conditions to mergers, consolidations and sales of assets contained in Section 5.01 of the Indenture; (v) eliminate certain Events of Default contained in Section 6.01 of the Indenture; and (vi) eliminate all references in the Indenture or the Securities to sections to be eliminated in accordance with the preceding clauses (i), (ii), (iii), (iv) and (v) (collectively, the “Amendments”);

WHEREAS, the Amendments described in the preceding paragraph require the written consent of the Holders of at least a majority in aggregate principal amount of the Securities outstanding;

WHEREAS, the execution and delivery of this Supplemental Indenture and the adoption of the Amendments by the Company and the Trustee have been authorized by the written consent of the Holders of a majority in aggregate principal amount of the Securities outstanding as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture by the Company and the Guarantors have been authorized by a resolution of their respective Board of Directors, and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

SECTION 1.                                Definitions.

(a)           As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

(b)           The definitions of all terms defined in Section 1.01, and the references to other definitions set forth in Section 1.02, of the Indenture that appear only in Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.14. 4.16, 4.17, 5.01(b), 5.01(c), 5.01(d), 6.01(d), 6.01(e), 6.01(f), or 6.01(g) of the Indenture are hereby deleted from Section 1.01 or Section 1.02, as the case may be.

SECTION 2.                                Amendment of Section 3.03 of the Indenture.

(a)           The first paragraph of Section 3.03 of the Indenture, entitled “Notice of Redemption”, is hereby amended and restated to read in its entirety as follows:

“Section 3.03.  Notice of Redemption. At least three (3) days but not more than sixty (60) days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.”

SECTION 3.                                Elimination of Certain Provisions of Article 4 of the Indenture.

(a)           Section 4.03 of the Indenture, entitled “Payment of Taxes and Other Claims”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(b)           Section 4.04 of the Indenture, entitled “Maintenance of Properties”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(c)           Section 4.05 of the Indenture, entitled “Limitation on Consolidated Indebtedness”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(d)           Section 4.06 of the Indenture, entitled “Limitation on Restricted Payments”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(e)           Section 4.07 of the Indenture, entitled “Limitation on Transactions with Affiliates”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(f)            Section 4.08 of the Indenture, entitled “Future Guarantors”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(g)           Section 4.09 of the Indenture, entitled “Limitation on Liens”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(h)           Section 4.10 of the Indenture, entitled “Change of Control”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(i)            Section 4.11 of the Indenture, entitled “Provision of Financial Information”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(j)            Section 4.14 of the Indenture, entitled “Activities of the Company”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(k)           Section 4.16 of the Indenture, entitled “Limitation on Ability of Company to Release Funds from Escrow”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(l)            Section 4.17 of the Indenture, entitled “Payment for Consent”, is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

SECTION 4.                                Elimination of Certain Provisions of Article 5 of the Indenture.

(a)           Clause (b) of Section 5.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(b)           Clause (c) of Section 5.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(c)           Clause (d) of Section 5.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

SECTION 5.                                Elimination of Certain Provisions of Article 6 of the Indenture.

(a)           Clause (d) of Section 6.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(b)           Clause (e) of Section 6.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(c)           Clause (f) of Section 6.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

(d)           Clause (g) of Section 6.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities.

SECTION 6.                                Effectiveness of the Supplemental Indenture.

(a)           This Supplemental Indenture, and the Amendments, will come into full force and effect automatically (without any further act by any Person) upon written notice to the Trustee by the Company that it has accepted for purchase, and paid for, all Securities validly tendered (and not withdrawn) prior to the expiration date of the Company’s offer to purchase and related solicitation of consents pursuant to the Statement and the related Letter of Transmittal and Consent. The Company hereby certifies that the conditions described in this Section 6 have been satisfied as of the date hereof.

SECTION 7.                                Miscellaneous.

(a)           Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

(b)           This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)           Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(d)           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

(e)           The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

(f)            The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMC ENTERTAINMENT INC.

By:	/s/ Craig R. Ramsey
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Herawattee Alli
Name: Herawattee Alli
Title: Vice President

Signature Page to Supplemental Indenture

AMC CARD PROCESSING SERVICES, INC.
AMC ENTERTAINMENT INTERNATIONAL, INC.
AMC LICENSE SERVICES, INC.
AMERICAN MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA, INC.
LCE ACQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LOEWS CINEPLEX U.S. CALLCO, LLC
LOEWS CITYWALK THEATRE CORPORATION
LOEWS THEATRE MANAGEMENT CORP.
PREMIUM THEATER OF FRAMINGHAM, INC.,
as Guarantors

By:	/s/ Craig R. Ramsey
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture